                [LETTERHEAD OF TRANSTECHNOLOGY CORPORATION]


                                                     November 30, 1995


BY ELECTRONIC FILING

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20529

                           RE:      TRANSTECHNOLOGY CORPORATION
                                    COMMISSION FILE NO. 1-7872
                                    FORM 8K

Ladies and Gentlemen:

         Filed herewith, in electronic format, pursuant to Section 15(d) under the Securities Exchange Act of 1934, is Form 8K of TransTechnology Corporation.


                                                     Very truly yours,


                                                     /s/ Chandler J. Moisen
                                                     -------------------------
                                                     Chandler J. Moisen
                                                     Senior Vice President,
                                                     Chief Operating Officer &
                                                     Treasurer

c:       U.S. Securities & Exchange Commission
         Operations Center
         Stop 07
         6432 General Green Way
         Alexandria, VA  22312

         Michael J. Berthelot

GH:1000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  JUNE 30, 1995


                                  -------------

                           TRANSTECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

Delaware                           1-7872                       95-4062211
(State or other                    (Commission File             (I.R.S. Employer
jurisdiction of                    Number)                      Identification
incorporation)                                                  Number)


                    700 Liberty Avenue                 07083
                    Union, New Jersey                  (Zip Code)
                    (Address of principal
                      executive offices)

                                 (908) 964-5666
              (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

On its Form 8-K filed July 14, 1995 and Form 8-K/A filed September 11, 1995, TransTechnology Corporation advised the Commission that it would file audited financial statements relating to the acquisition. Attached hereto are the required financial statements.


INDEX :

(a)  HISTORICAL FINANCIAL INFORMATION OF THE SEEGER FASTENER GROUP OF COMPANIES

     Independent Auditors' Report .............................................       2

     Combined Balance Sheets ..................................................       3

     Combined Statements of Operations ........................................       4

     Combined Statements of Stockholder's Equity ..............................       5

     Combined Statements of Cash Flows ........................................       6

     Notes to Financial Statements ............................................       7 - 12

     Schedule II - Valuation and Qualifying Accounts ..........................       13

     Unaudited Interim Period Combined Balance Sheet ..........................       14

     Unaudited Interim Period Combined Statements of Operations ...............       15

     Unaudited Interim Period Combined Statements of Stockholders' Equity .....       16

     Unaudited Interim Period Combined Statements of Cash Flows ...............       17

     Notes to Unaudited Interim Period Financial Statements ...................       18


(b)  PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Introduction .............................................................       19

     Statement of Operations for the Three Months Ended July 2, 1995 ..........       20

     Notes to Pro Forma Condensed Combined Financial Statements for the
       Interim Period ended July 2,1995 .......................................       21

     Statement of Operations for the Twelve Months Ended March 31, 1995 .......       22

     Notes to Pro Forma Condensed Combined Statement of Operations for the
       Twelve Months Ended March 31, 1995 .....................................       23

     SIGNATURES ...............................................................       24

                                      (1)

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of

        The Seeger Group:


We have audited the accompanying combined balance sheets of The Seeger Group (as defined in Note 1) as of December 31, 1994 and 1993, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of The Seeger Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Seeger Group as of December 31, 1994 and 1993 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule appearing on S-1 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ Arthur Andersen LLP


Roseland, New Jersey
November 8, 1995


                                      (2)

                                THE SEEGER GROUP

                            COMBINED BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1993

                                 (in thousands)



                                                        1994             1993
                                                        ----             ----
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $ 1,334          $ 2,658
  Accounts receivable, less allowance for
    doubtful accounts of $292 and $203                    7,044            4,704
  Receivable from affiliates (Note 7)                     1,372              877
  Inventories (Notes 2 and 3)                            15,278           15,216
  Prepaid expenses and other current assets                 151              218
  Deferred income taxes (Note 6)                            383              303
                                                        -------          -------
      Total current assets                               25,562           23,976

PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation and amortization (Notes 2 and 4)           9,569            9,441

DEFERRED INCOME TAXES (Note 6)                                0              126

OTHER ASSETS                                                 49               99
                                                        -------          -------
      Total assets                                      $35,180          $33,642
                                                        =======          =======

                                                        1994             1993
                                                        ----             ----
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt (Note 5)                              $     0          $ 4,000
  Accounts payable                                        3,503            1,474
  Accrued liabilities                                     5,336            3,203
  Income taxes payable                                      240               96
  Loans payable to affiliates (Notes 2 and 7)             1,493           12,155
  Payable to affiliates (Note 7)                          2,873            4,022
                                                        -------          -------
      Total current liabilities                          13,445           24,950
                                                        -------          -------

LOAN PAYABLE TO AFFILIATE (Note 7)                        2,348                0
                                                        -------          -------

DEFERRED INCOME TAXES (Note 6)                              293                0
                                                        -------          -------

LONG-TERM PENSION LIABILITY (Note 10)                     6,682            6,698
                                                        -------          -------

COMMITMENTS (Notes 8 and 10)

STOCKHOLDERS' EQUITY (Notes 1 and 2):
  Common Stock                                            9,631            9,630
  Contributed capital                                     7,650                0
  Accumulated deficit                                    (3,783)          (6,642)
  Cumulative translation adjustment                      (1,086)            (994)
                                                        -------          -------
      Total stockholders' equity                         12,412            1,994
                                                        -------          -------
      Total liabilities and stockholders' equity        $35,180          $33,642
                                                        =======          =======


            The accompanying notes to combined financial statements
                 are an integral part of these balance sheets.



                                      (3)

                                THE SEEGER GROUP



                       COMBINED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (in thousands)



                                                                    1994             1993
                                                                  -------          -------
NET SALES (Notes 7 and 9)                                         $59,062          $48,911

COSTS OF PRODUCTS SOLD                                             44,165           37,599
                                                                  -------          -------
        Gross profit                                               14,897           11,312

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  (Notes 7 and 11)                                                 10,438           11,194
                                                                  -------          -------
        Operating income                                            4,459              118

AFFILIATE INTEREST EXPENSE, net of interest income of $17 and
  $70 in 1994 and 1993, respectively (Note 7)                        (736)          (1,324)

INTEREST EXPENSE                                                     (165)            (433)

INTEREST INCOME                                                       274              138

OTHER INCOME (EXPENSE), net (Note 11)                                 (68)             108
                                                                  -------          -------
        Income (loss) before income taxes                           3,764           (1,393)

PROVISION FOR INCOME TAXES (Note 6)                                   905              586
                                                                  -------          -------
        Net income (loss)                                         $ 2,859          $(1,979)
                                                                  =======          =======



                  The accompanying notes to combined financial
              statements are an integral part of these statements.


                                      (4)

                                THE SEEGER GROUP


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (in thousands)


                                                                  Cumulative
                                        Common       Contributed  Translation    Accumulated
                                         Stock         Capital    Adjustment       Deficit
                                        -------      -----------  -----------    -----------
DECEMBER 31, 1992                        $9,630       $    0       $(1,088)        $(4,663)

 Net loss                                     0            0             0          (1,979)
 Translation adjustment                       0            0            94               0
                                         ------       ------       -------         -------

DECEMBER 31, 1993                         9,630            0          (994)         (6,642)

  Net income                                  0            0             0           2,859
  Translation adjustment                      0            0           (92)              0
  Effect of including affiliate
    in combined financial
    statements (Note 2)                       1        7,650             0               0
                                         ------       ------       -------         -------

DECEMBER 31, 1994                        $9,631       $7,650       $(1,086)        $(3,783)
                                         ======       ======       =======         =======


                  The accompanying notes to combined financial
              statements are an integral part of these statements.


                                      (5)

                                THE SEEGER GROUP

                        COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (in thousands)

                                                                                 1994            1993
                                                                                -------        -------
CASH FLOWS FORM OPERATING ACTIVITIES:
  Net income (loss)                                                             $ 2,859        $(1,979)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities-
     Depreciation and amortization                                                2,090          2,389
     Impact of foreign operations                                                  (757)           935
     Deferred income taxes                                                          339            265
     (Increase) decrease in-
       Accounts receivable                                                       (2,340)           198
       Receivable/payable to affiliates                                          (1,644)         6,176
       Inventories                                                                  (62)         1,630
       Prepaid expenses and other current assets                                     67           (399)
       Other assets                                                                  50              4
     Increase (decrease) in-
       Accounts payable                                                           2,029            326
       Accrued liabilities                                                        2,133         (1,399)
       Income taxes payable                                                         144            863
       Long-term pension liability                                                  (16)           165
                                                                                -------        -------
                 Net cash provided by operating activities                        4,892          9,174
                                                                                -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES - Increase in
  property, plant and equipment                                                  (1,553)          (718)
                                                                                -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments of loans payable to affiliates                                  (8,314)        (7,488)
  Repayment of short-term debt                                                   (4,000)        (1,010)
  Effect of including affiliate in combined financial statements (Note 2)         7,651              0
                                                                                -------        -------
                 Net cash used in financing activities                           (4,663)        (8,498)
                                                                                -------        -------
                 Decrease in cash and cash equivalents                           (1,324)           (42)

CASH AND CASH EQUIVALENTS, beginning of year                                      2,658          2,700
                                                                                -------        -------
CASH AND CASH EQUIVALENTS, end of year                                          $ 1,334        $ 2,658
                                                                                =======        =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid (refunded) during the year for-
    Interest                                                                    $   219        $   470
    Taxes                                                                           334           (182)
                                                                                =======        =======


                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                                      (6)

                                THE SEEGER GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

          (in thousands, except number of shares and par value amounts)


(1) BUSINESS:

         The Seeger Group (the Group) is principally engaged in the manufacture and sale of fasteners and spring pins primarily to trade distributors and the automotive industry. The combined Group consists of Seeger, Inc., Seeger-Orbis GmbH, Anderton International Limited and Seeger-Reno Industria e Commercia Ltda. As of December 31, 1994, each of these entities were directly or indirectly under the common control and ownership of SKF International, Ltd. (SKF).

         On June 29, 1995, pursuant to an Asset Purchase Agreement, Seeger, Inc. sold substantially all of its assets and liabilities to a subsidiary of TransTechnology Corporation. On the same day, another subsidiary of TransTechnology Corporation, pursuant to a Share Purchase Agreement, acquired all of the outstanding shares of stock of the remaining Group companies (Seeger-Orbis GmbH, Anderton International Limited and Seeger-Reno Industria e Commercia Ltda.).

(2) SUMMARY OF ACCOUNTING PRINCIPLES:

      Principles of Combination-

         The accompanying combined financial statements, which have been prepared as a result of the acquisition transactions discussed above, include the accounts of the Group. As of December 31, 1994, Seeger-Orbis GmbH owned all of the outstanding common stock of Anderton International Limited and Seeger-Reno Industria e Commercia Ltda. Through September 1994, Seeger-Orbis GmbH owned all of the outstanding common stock of Seeger, Inc. In September 1994, SKF effected a restructuring of the Seeger Group ownership whereby, Seeger-Orbis GmbH sold all of their shares of Seeger, Inc. at its book value of $7,651 to an SKF affiliate. As a result of this transaction, the amount of affiliate loans payable by Seeger-Orbis GmbH to SKF were reduced. In the accompanying 1993 financial statements, the equity of Seeger, Inc., along with Anderton International Limited and Seeger-Reno Industria e Commercia Ltda., is eliminated in the combined financial statements of the Seeger Group as each of these entities was wholly-owned by Seeger-Orbis GmbH. In the accompanying 1994 financial statements, the assets and liabilities of Seeger, Inc. are included in the combined financial statements at their historical carrying amounts as this business was combined to present the financial statements of the businesses acquired pursuant to the transactions discussed above. All intergroup balances and transactions are eliminated in combination.


                                      (7)

Common Stock-

 The outstanding common stock of the Group at December 31, 1994 and 1993 is as follows-

                                             Number                       Common
                                            of Shares     Par Value        Stock
                                            ---------     ---------        -----
        1994-
          Seeger - Orbis GmbH                     2          $0           $9,630
          Seeger, Inc.                        1,000           1                1
                                              =====          ==           ------
                                                                          $9,631
                                                                          ======
        1993-
          Seeger Orbis GmbH                       2          $0           $9,630
                                              =====          ==           ======

 Cash and Cash Equivalents-

   The Group considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

 Inventories-

   Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Cost includes material, labor and manufacturing overhead costs.

 Property, Plant and Equipment-

   Buildings, furniture and fixtures and machinery and equipment are depreciated on the straight-line method over their estimated useful lives ranging from 4 to 33 years. Leasehold improvements are amortized on a straight-line basis over the life of the lease.

 Foreign Currency Translation-

   The assets and liabilities of the foreign group members, other than the foreign group member located in a highly inflationary country, have been translated into U.S. dollars at year-end exchange rates, with resulting translation gains and losses accumulated as a separate component of stockholders' equity. Income and expense items are converted into U.S. dollars at average rates of exchange prevailing during the year. Translation adjustments of the Group member located in a country with a highly inflationary economy, are included as a component of operating income.

 Income Taxes-

   Effective January 1, 1993, the Group adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." SFAS No. 109 requires a change from the deferred method of accounting for income taxes to the asset and liability method of accounting for income taxes. The adoption of SFAS No. 109 had no material effect on the combined financial statements.

                                      (8)

(3) INVENTORIES:

      Inventories at December 31 consisted of the following-

                                                   1994              1993
                                                 -------           -------
          Finished goods                         $ 8,908           $10,616
          Work in process                          2,533             1,925
          Raw materials                            3,523             2,331
          Supplies                                   314               344
                                                 -------           -------
                          Total                  $15,278           $15,216
                                                 =======           =======

(4) PROPERTY, PLANT AND EQUIPMENT:

        Property, plant and equipment at December 31, consists of the following-

                                                     1994             1993
                                                  --------         --------
          Land and buildings                      $ 11,314         $ 10,066
          Machinery and equipment                   31,123           28,886
          Furniture and fixtures                     8,801            7,884
          Leasehold improvements                       122               17
          Construction in progress                   1,054              728
                                                  --------         --------
                                                    52,414           47,581
          Less-Accumulated depreciation            (42,845)         (38,140)
                                                  --------         --------
                                                  $  9,569         $  9,441
                                                  ========         ========

(5) SHORT-TERM DEBT:

        The Group entered into a promissory note with a bank in January, 1993 for $4,000, which was payable on June 30, 1994, and bore interest at the bank's commercial loan rate for short-term borrowings less 1/4%. The note was repaid in full in 1994 via a $1,000 cash payment and a $3,000 short-term loan from a related party (see Note 7).

(6) INCOME TAXES:

        The provision for income taxes is summarized below-

                                                                      1994       1993
                                                                     ------     ------
        Foreign-
          Current                                                    $1,312     $ 346
          Utilization of foreign net operating loss carryforwards      (792)        0
                                                                     ------     ------
                                                                        520       346
          Deferred                                                      385       240
                                                                     ------     ------
                                                                        905       586
                                                                     ------     ------
        Federal-
          Current                                                       277       117
          Utilization of net operating loss carryforwards              (277)     (117)
                                                                     ------     ------
                                                                          0         0
                                                                     ------     ------
                   Total                                             $  905     $ 586
                                                                     ======     ======


                                      (9)

        At December 31, 1994, the Group had net operating loss carryforwards (NOL's) of approximately $12,650 available for U.S. tax purposes and $1,900 available for foreign operations. A full valuation allowance has been recorded against these NOL's as they are not expected to be realized. The components of the net deferred tax asset at December 31, 1994 and 1993 are as follows-

                                                          1994         1993
                                                        --------     --------
        NOL's                                           $ 14,547     $ 16,699
        Inventory reserves                                 1,666        2,145
        Other                                                330          681
                                                        --------     --------
                                                          16,543       19,525
        Valuation allowance                              (16,453)     (19,086)
                                                        --------     --------
                Net deferred tax asset                  $     90     $    439
                                                        ========     ========

(7) RELATED PARTIES:

        The Group purchases and sells products to nongroup companies under the common control and ownership of SKF. Purchases from SKF entities by the Group for the years ended December 31, 1994 and 1993 were $0 and $1,403, respectively. Sales to SKF entities by the Group for the years ended December 31, 1994 and 1993 were $2,304, and $2,737, respectively. Included in selling, general and administrative expenses for the years ended December 31, 1994 and 1993 is approximately $305 and $196, respectively, representing management charges to the Group by an SKF affiliate and $127 and $132 for 1994 and 1993, respectively, of expenses incurred under an operating lease with an SKF affiliate. The long-term loan payable to affiliate represents an unsecured loan to an SKF affiliate due January 5, 1996 bearing interest at 6.375%. Short-term loans payable to affiliates are payable on demand and bear interest at varying rates.

(8) LEASE COMMITMENTS:

        Rent expense under all leases was $1,128 and $1,062 for 1994 and 1993, respectively. Under noncancellable operating leases with terms greater than one year, the minimum rental, excluding the provision for real estate taxes is as follows-

                1995                                                   $1,248
                1996                                                    1,177
                1997                                                    1,177
                1998                                                    1,177
                1999                                                      785
                                                                       ======


                                      (10)

(9) GEOGRAPHIC INFORMATION:

        Results set forth below for foreign operations represents sales and operating income of foreign based Group members-

                                                                                    1994             1993
                                                                                   -------          -------
        Net Sales-
          Domestic operations                                                      $13,418          $13,288
          Europe                                                                    36,628           28,916
          Other foreign operations                                                   9,016            6,707
                                                                                   -------          -------
                Net sales                                                          $59,062          $48,911
                                                                                   =======          =======
        Operating Income (Loss)-
          Domestic operations                                                      $   477          $ 1,096
          Europe                                                                     3,512           (1,486)
          Other foreign operations                                                     470              508
                                                                                   -------          -------
                Operating income                                                     4,459              118

        Interest and other income (expense), net                                      (695)          (1,511)
                                                                                   -------          -------
        Income (loss) before income taxes                                          $ 3,764          $(1,393)
                                                                                   =======          =======
        Identifiable Assets:

        Domestic operations                                                        $ 6,683          $ 8,189
        Europe                                                                      23,586           22,303
        Other foreign operations                                                     4,911            3,150
                                                                                   -------          -------
                Total assets                                                       $35,180          $33,642
                                                                                   =======          =======


(10) PENSION PLANS:

        The Group maintains several defined benefit retirement plans for certain non-U.S. employees. Funding policies are based on local statutes. Net periodic pension cost for the Seeger-Orbis GmbH plan includes the following components-

                                                                                     1994             1993
                                                                                   -------          -------
        Service cost                                                               $    67          $    67
        Interest cost                                                                  358              369
        Net deferral and amortization                                                  100               81
                                                                                   -------          -------
                Net periodic pension cost                                          $   525          $   517
                                                                                   =======          =======


                                      (11)

       The following table sets forth the funded status of the plan-

                                                                                     1994             1993
                                                                                   -------          -------
        Total accumulated benefit obligation                                       $ 5,871          $ 5,923
                                                                                   =======          =======

        Projected benefit obligation                                               $ 5,961          $ 6,152
        Fair value of plan assets                                                        0                0
                                                                                   -------          -------
        Projected benefit obligation in excess of plan
         assets                                                                      5,961            6,152
        Unrecognized net gain                                                          721              546
                                                                                   -------          -------
        Unfunded accrued pension cost                                              $ 6,682          $ 6,698
                                                                                   =======          =======


        In determining the projected benefit obligation, the discount rate was 3% and 3.5% in 1994 and 1993, respectively, related to the Seeger-Orbis GmbH plan.

        The Group provides a defined contribution plan covering certain U.S. employees. The Plan has a deferred compensation (401(k)) feature, whereby participants may elect to make voluntary contributions to the Plan with the Group matching 50% of the participants contributions up to 3% of their salary. The Group's total contributions to the plan, charged to operations in the accompanying combined financial statements, amounted to approximately $74 and $69 in 1994 and 1993, respectively, related to the Seeger-Orbis GmbH operations in Germany.

        Several unions, whose members are employed by the companies in the Group, sponsor pension plans for their members. The Group makes contributions to these plans in accordance with the terms of collective bargaining agreements. The total pension expense for all union plans was approximately $40 and $37 in 1994 and 1993, respectively. Under terms of the Multiemployer Pension Plan Amendments Act of 1980, a contributor to a multiemployer pension plan may be liable, upon withdrawal from the plan or certain other circumstances, for its share of the plan's unfunded vested benefit liability. The information necessary to determine the Group's share of this contingent liability is not presently available from the various union plans.



(11) OTHER:

        Included in selling, general and administrative expense for the year ended December 31, 1993, is an expense of $1,748 representing the costs associated with the closing down of a facility owned by a subsidiary of Seeger-Orbis GmbH. In 1993, the subsidiary was sold to the SKF parent of Seeger-Orbis GmbH for approximately $58. Included in other income (expense), net, for the year ended December 31, 1993 is income of $212, representing a gain on the sale of certain investments in subsidiaries, sold to third parties.

                                      (12)

                                THE SEEGER GROUP

                 SCHEDULE II- VALUATION AND QUALIFYING ACCOUNTS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (in thousands)


                                             Balance as of    Additions    Deductions       Balance as
                                               Beginning      Charged to     from            of End of
        Description                            of Year        Earnings     Reserves            Year
        -----------                          -------------    ----------   ----------       ----------
Year Ended December 31, 1993:
  Allowance for doubtful accounts                $  347         $ 12        $  (156)           $  203
  Reserve for inventory market valuations         7,992          465           (604)            7,853
                                                 ======         ====        =======            ======
Year Ended December 31, 1994:
  Allowance for doubtful accounts                $  203         $ 92        $    (3)           $  292
  Reserve for inventory market valuations         7,853          201         (1,547)            6,507
                                                 ======         ====        =======            ======





                                      S-1



                                      (13)

                                THE SEEGER GROUP

                          INTERIM PERIOD BALANCE SHEET
                                  June 30, 1995

                                   (Unaudited)

                            (In Thousands of Dollars)





ASSETS :

Current Assets :

   Cash and Cash Equivalents                                              $   972
   Accounts Receivable, less allowance for doubtful accounts of $442       13,533
   Receivable from Affiliates                                               2,759
   Inventories                                                             18,935
   Prepaid and Other Current Assets                                           189
                                                                          -------

     Total Current Assets                                                  36,388
                                                                          -------

   Property - at Cost                                                      57,702
   Less: Accumulated Depreciation                                          42,620
                                                                          -------

       Property - Net                                                      15,082
                                                                          -------

    Other Assets                                                              322
                                                                          -------

       Total Assets                                                       $51,792
                                                                          =======



LIABILITIES AND STOCKHOLDERS' EQUITY :

Current Liabilities :

   Short-Term Debt                                                        $   141
   Accounts Payable                                                         5,085
   Accrued Liabilities                                                      7,234
   Income Taxes Payable                                                     1,680
   Loans Payable to Affiliates                                              1,506
   Payable to Affiliates                                                       51
                                                                          -------

     Total Current Liabilities                                             15,697
                                                                          -------

Long-Term Liabilities                                                       9,251
                                                                          -------

Deferred Income Taxes                                                       1,759
                                                                          -------

STOCKHOLDERS' EQUITY :

   Common Stock                                                             9,631
   Additional  Paid-in-Capital                                             14,514
   Accumulated deficit                                                        177
   Cumulative Translation Adjustment                                          763
                                                                          -------

       Total Stockholders' Equity                                          25,085

                                                                          -------
       Total Liabilities and Stockholders' Equity                         $51,792
                                                                          =======

               See notes to interim combined financial statements


                                      (14)

                                THE SEEGER GROUP

                INTERIM PERIOD COMBINED STATEMENTS OF OPERATIONS
            For the Six Months Ended June 30, 1995 and June 30, 1994

                                   (Unaudited)

                            (In Thousands of Dollars)



                                                           Six Months Ended
                                                   June 30, 1995      June 30, 1994
NET SALES                                              $39,798            $27,625

COSTS OF PRODUCTS SOLD                                  28,943             21,321
                                                       -------            -------


   GROSS PROFIT                                         10,855              6,304

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             6,510              4,755
                                                       -------            -------

   OPERATING INCOME                                      4,345              1,549

AFFILIATE INTEREST EXPENSE                                (111)              (124)

INTEREST EXPENSE                                           (87)              (390)

INTEREST INCOME                                             69                 35

OTHER INCOME (EXPENSE)                                   2,060                (31)
                                                       -------            -------

   INCOME BEFORE INCOME TAXES                            6,276              1,039

PROVISION FOR FOREIGN INCOME TAXES                       2,316                104
                                                       -------            -------


   NET INCOME                                          $ 3,960            $   935
                                                       =======            =======


                                      (15)

                                THE SEEGER GROUP

           INTERIM PERIOD COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                     For the Six Months Ended June 30, 1995

                                   (Unaudited)

                            (In Thousands of Dollars)



                                                                                        Retained
                                                                       Cumulative       Earnings
                                           Common     Contributed     Translation     (Accumulated
                                            Stock       Capital        Adjustment        Deficit)
DECEMBER 31, 1994                          $9,631       $ 7,650         $(1,086)         $(3,783)


   Net Income (Unaudited)                    --            --              --              3,960
   Capital Contribution (Unaudited)          --           6,864            --               --
   Translation Adjustment (Unaudited)        --            --             1,849             --
                                           ------       -------         -------          -------


JUNE 30, 1995                              $9,631       $14,514         $   763          $   177
                                           ======       =======         =======          =======



                                      (16)

                               THE SEEGER GROUP

                INTERIM PERIOD COMBINED STATEMENTS OF CASH FLOWS
            For the Six Months Ended June 30, 1995 and June 30, 1994

                                  (Unaudited)

                           (In Thousands of Dollars)


                                                                                 Six Months Ended
                                                                      June 30, 1995            June 30, 1994

CASH FLOWS FROM OPERATING ACTIVITIES :
   Net Income                                                            $ 3,960                  $   935
 Adjustments to Reconcile Net Income to Net Cash
  Used in Operating Activities :
   Depreciation and Amortization                                           1,045                    1,195
   Impact of Foreign Operations                                              531                     (559)
   Gain on sale of fixed assets                                           (2,178)                       0
   Deferred Income Taxes                                                   1,849                      585
 (Increase) Decrease in :
   Accounts Receivable                                                    (6,489)                  (2,952)
   Receivable / Payable to Affiliates                                     (4,209)                  (3,278)
   Inventories                                                            (3,657)                   1,992
   Prepaid and Other Current assets                                          (38)                      84
   Other Assets                                                             (273)                      16
  Increase (Decrease) in :
   Accounts Payable                                                        1,582                      216
   Income Taxes Payable                                                    1,440                      140
   Accrued Liabilities                                                     1,898                    2,180
   Long-Term Liabilities                                                     (71)                    (959)
                                                                         -------                  -------

Net Cash Used In Operating Activities                                     (4,610)                    (405)
                                                                         -------                  -------

CASH FLOWS FROM INVESTING ACTIVITIES - Increase in
  Property, Plant and Equipment (Net)                                       (422)                    (359)
                                                                         -------                  -------

CASH FLOWS FROM FINANCING ACTIVITIES :
   Net (Repayments) Borrowings of Loans Payable to Affiliates             (2,335)                   1,836
   Borrowings (Repayments) of Short-Term Debt                                141                   (1,569)
   Capital Contribution                                                    6,864                        0
                                                                         -------                  -------

Net Cash Provided by Financing Activities                                  4,670                      267
                                                                         -------                  -------

Decrease in Cash and Cash Equivalents                                       (362)                    (497)

CASH AND CASH EQUIVALENTS, Beginning of Period                             1,334                    2,658
                                                                         -------                  -------

CASH AND CASH EQUIVALENTS, End of Period                                 $   972                  $ 2,161
                                                                         =======                  =======

               See notes to interim combined financial statements

                                      (17)

                                THE SEEGER GROUP

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                   (Unaudited)


Note - 1   Interim Financial Information

           The financial information included herein as of June 30, 1995 and for the six months ended June 30, 1995 and June 30, 1994 is unaudited and, in the opinion of management, reflects all adjustments necessary for a fair presentation of the Company's financial position as of that date and the results of operations for those periods

Note - 2   Inventories

           Inventories are summarized as follows for June 30, 1995 :

                    Raw Materials                                $ 3,427
                    Work in Progress                               2,605
                    Finished Goods                                12,672
                                                                 -------

                    Total Inventories                            $18,704
                                                                 =======

Note - 3   Other Income (Expense)

           Other Income of $2.1 million for the six month period ended June 30, 1995 consisted primarily of a non-cash transaction between the Group and an affiliate of the parent company for the sale of an unused parcel of land. This transaction is of a non-recurring nature

Note - 4   Related Parties - Capital Contribution


           The group reclassified certain loans payable to affiliates and payable to affiliates, of approximately $6.9 million to capital contributed from the parent company during the six months ended June 30, 1995

                                      (18)

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

                                   (Unaudited)





The following unaudited Pro Forma Combined Condensed Statements of Operations for the three month period ended July 2, 1995, and the twelve month period ended March 31, 1995, are of TransTechnology Corporation and its subsidiaries and the Seeger Group. All outstanding shares of the international members of the Seeger Group, as well as the assets of the domestic member of the Seeger Group, were purchased by TransTechnology Corporation effective June 30, 1995.

TransTechnology Corporation's fiscal year ends on March 31, and the Seeger Group's fiscal year ends on December 31. The following Pro Forma Condensed Combined Statement of Operations being presented for the twelve month period ended March 31, 1995 combines the Seeger Group's twelve months of operations ended December 31, 1994 with TransTechnology Corporation's twelve months of operations ended March 31, 1995.

The pro forma adjustments to the Statements of Operations assume that the acquisition was consummated at the beginning of the period being presented.




                                      (19)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     For the Three Months Ended July 2, 1995

                                   (Unaudited)

               (In Thousands of Dollars Except Per Share Amounts)


                                        TransTechnology    Seeger Group       Pro Forma      Pro Forma
                                          Historical        Historical       Adjustments     Combined
                                        ---------------    ------------      -----------     ---------
Total Revenue                             $26,410           $22,527 **                         $48,937

Cost of Sales                              17,939            15,002              475(A)         33,416
                                          -------           -------           ------           -------

Gross Profit                                8,471             7,525             (475)           15,521

General  Administrative, Selling
  and Other Expenses                        4,697             3,366                              8,063

Interest Expense                              886                57            1,000 (B)         1,886
                                                                                 (57)(C)
                                          -------           -------           ------           -------

Income from Continuing Operations
  Before Income Taxes                       2,888             4,102           (1,418)            5,572

Provision for Income Taxes                  1,155             1,601             (539)(D)         2,217
                                          -------           -------           ------           -------

Income from Continuing Operations           1,733             2,501             (879)            3,355

Discontinued Operations :
Loss from Operations (Net of
  Applicable Tax Benefit of $301)            (259)                                                (259)

Gain from Disposal Less Applic-
  able Tax Provision of $29)                   87                                                   87
                                          -------           -------           ------           -------

Net Income                                $ 1,561           $ 2,501           $ (879)          $ 3,183
                                          -------           -------           ------           -------

Earnings Per Share :

Income from Continuing Operations          $ 0.34                                               $ 0.66

Loss from Discontinued Operations           (0.03)                                               (0.03)
                                           ------                                                -----

Net Income                                 $ 0.31                                               $ 0.63
                                           ------                                               ------

Number of Shares Used in
Computation of Per Share
Information :                           5,082,000                                            5,082,000


** - Includes $2.1 million non-recurring income from the sale of unused land to an affiliate of the former parent company


         See notes to pro forma condensed combined financial statements


                                      (20)

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     For the Three Months Ended July 2,1995

                                  (Unaudited)





(A) Represents three months of amortization expense on the intangibles and three months of depreciation expense on the stepped-up fixed assets, assuming the acquisition occurred at the beginning of the period.

(B) Represents three months of interest expense on the additional long-term debt recorded at the beginning of the period.

(C) Represents the elimination of Seeger Group's interest expense allocated from the former parent company and other debt.

(D) Represents the tax effect on the pro forma adjustments using the Company's statutory tax rate




                                      (21)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   For the Twelve Months Ended March 31, 1995

                                   (Unaudited)

               (In Thousands of Dollars Except Per Share Amounts)


                                                  TransTechnology           Seeger Group        Pro Forma             Pro Forma
                                                     Historical             Historical (E)     Adjustments             Combined
                                                  ---------------           -------------      -----------            ----------
Total Revenue                                      $102,692                  $59,062                                  $161,754

Cost of Sales                                        71,968                   44,165             1,900  (A)            118,033
                                                   --------                  -------           -------                --------
Gross Profit                                         30,724                   14,897            (1,900)                 43,721

General  Administrative, Selling
  and Other Expenses                                 17,051                   10,232                                    27,283

Interest Expense                                      2,831                      901             3,600  (B)              6,431

                                                                                                    (901) (C)
                                                   --------                  -------           -------                --------

Income From Continuing Operations
  Before Income Taxes                                10,842                    3,764            (4,599)                 10,007

Provision for Income Taxes                            3,457                      905            (1,748) (D)              2,614
                                                   --------                  -------           -------                --------

Income From Continuing Operations                     7,385                    2,859            (2,851)                  7,393

Discontinued Operations :
Income from Operations (Net of
  Applicable Tax Benefit of $544)                    (2,602)                                                            (2,602)

Gain from Disposal (Less
  Applicable Tax Provision of $306)                  (2,250)                                                            (2,250)

                                                   --------                  -------           -------                --------
Net Income                                         $  2,533                  $ 2,859           $(2,851)               $  2,541
                                                   ========                  =======           =======                --------


Earnings Per Share :

   Income From Continuing Operations                 $ 1.45                                                             $ 1.45

   Income from Discontinued Operations                (0.95)                                                            $(0.95)
                                                     ------                                                             ------

Net Income per Share                                 $ 0.50                                                             $ 0.50
                                                     ======                                                             ======

Number of Shares Used in
   Computation of Per Share
   Information :                                  5,109,000                                                          5,109,000


         See notes to pro forma condensed combined financial statements


                                      (22)

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                    For the Twelve Months Ended March 31,1995

                                   (Unaudited)






(A)      Represents twelve months of amortization expense on the intangibles and twelve-months of depreciation expense on the stepped-up fixed assets, assuming the acquisition occurred at the beginning of the period.

(B)      Represents twelve months of interest expense on the additional long-term debt recorded at the beginning of the period.

(C)      Represents the elimination of Seeger Group's interest expense allocated from the former parent company an other debt.

(D)      Represents the tax effect on the pro forma adjustments using the
           Company's statutory tax rate

(E)      Represents results of the Seeger Group for the twelve months ended
           December 31, 1994








                                      (23)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 1995

                                             TRANSTECHNOLOGY CORPORATION


                                             /s/ Chandler J. Moisen
                                             ---------------------------
                                             Chandler J. Moisen
                                             Senior Vice President,
                                             Chief Financial Officer and
                                             Treasurer

GH:1003

                                      (24)